EXHIBIT 99.1

SigmaTron International, Inc. Announces Results of Special Meeting

ELK GROVE VILLAGE, Ill., Oct. 22, 2021 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, previously announced in a press release on September 29, 2021 that its Special Meeting of stockholders that was scheduled on that day had been adjourned without conducting any business due to insufficient shareholder votes represented by proxy or in person to constitute a quorum of the Company’s outstanding shares of common stock. The meeting was rescheduled to reconvene at 10:00 a.m., Central Daylight Time, on October 22, 2021, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2021 (the “Proxy Statement”). The Company did not change the record date for the Special Meeting. Only stockholders of record at the close of business on August 24, 2021 were entitled to vote at the reconvened Special Meeting.

Gary R. Fairhead, Chairman of the Board and Chief Executive Officer of SigmaTron International, Inc. stated, “I am pleased to report that a quorum was present at the meeting today with proxies representing 54.62% of the Company’s outstanding stock voted. Regarding Proposal 1 to approve the issuance to the stockholders of Wagz as merger consideration pursuant to the Agreement and Plan of Merger as described in the Proxy Statement, 87.3% of votes were cast in favor of the Proposal. Regarding Proposal 2 to approve the adoption of the SigmaTron International, Inc. 2021 Employee Stock Option Plan, 83.4% of the votes were cast in favor of the Proposal. Accordingly, both Proposals passed with significant majorities.

I would like to thank the stockholders for their support of the Wagz transaction and both related Proposals. Please note that while both Proposals passed, the closing of the Wagz transaction remains subject to satisfying all conditions to closing set forth in the Agreement and Plan of Merger, for both Wagz and the Company, as described in further detail in the Proxy Statement. We expect that a conclusion will be reached no later than the end of the calendar year.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Forward-Looking Statements

Note: This press release contains forward-looking statements, including statements regarding the pending Wagz acquisition and the conditions to closing the acquisition. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the risks inherent in any merger, acquisition or business combination, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets impairment testing; the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements, including the phase-out of LIBOR; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 and variants which has threatened the Company’s financial stability by causing a decrease in consumer spending, has negatively affected global economies, caused a disruption to the Company’s global supply chain, and caused the Company to incur government mandated closures of factories or reduced production tied to lower staffing; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095